AMENDMENT NO. 1

           TO THE AGREEMENT FOR THE EXPLORATION AND

              EXPLOITATION OF LIQUID HYDROCARBONS

                BETWEEN SONATRACH AND ANADARKO

                    SIGNED OCTOBER 23, 1989


             (Executed 6th March 1997 in Algiers)

Between,

The  National  Enterprise SONATRACH, whose head office  is  in
Algiers, 10 Rue du Sahara, Hydra (hereinafter referred to as "SONATRACH") represented by Mr. Nazim Cherif-Eddine Zouioueche, General Manager, acting by virtue of the powers entrusted to him for the purpose of this Amendment, and,

Anadarko Algeria Corporation, whose head office is 17001 Northchase Drive, Houston, Texas 77060, United Stated (hereinafter referred to as "Anadarko") represented by Mr. Robert J. Allison, Jr., Chairman of the Board of Directors and Chief Executive Officer.

and,

LASMO  OIL  (Algeria)  Limited,  whose  head  office  is   100
Liverpool Street, London, EC2M 2BB, United Kingdom (hereinafter referred to as "LASMO") represented by Mr. Ian D. Brown, Director, acting by virtue of the powers entrusted to him for the purpose of this Amendment,

And,

MAERSK OLIE Algeriet A/S, whose head office is 50 Esplanaden DK-1263, Copenhagen K, Denmark (hereinafter referred to as "MAERSK Oil") represented by Mr. Kjeld Fjeldgaard, Administrator, acting by virtue of the powers entrusted to him for the purpose of this Amendment

-    Considering   the  Agreement  for  the  Exploration   and
     Exploitation of Liquid Hydrocarbons entered into between SONATRACH and Anadarko on October 23, 1989, ratified by
     Executive Decree No. 90-08, dated January 1, 1990.

- Considering law No. 91-12, dated September 7, 1991, relative to the supplementary Finance Law for 1991, particularly its Article 23 which modifies and completes
     Article 39 of the above-mentioned law No. 86-14, dated august 19, 1986.

- Considering law no. 91-21, dated December 4, 1991, modifying and completing law No. 86-14, dated August 19, 1986.

-    Considering   Anadarko's  request   to   modify   certain
     contractual provisions in order to adapt them to the amendments to the above-mentioned Law no. 86-14.

- Considering Anadarko's request to state in U.S. Dollars the amounts set in the Agreement and in the Accounting Procedure in Algerian Dinars, by applying the value in exchange for Algerian Dinars/U.S. Dollars in effect at the time of the signing of the Agreement.

The following has been agreed upon by the parties:

SECTION  I:  STATEMENT IN U.S. DOLLARS OF THE AMOUNTS  SET  IN
ALGERIAN  DINARS IN THE AGREEMENT AND THE ACCOUNTING PROCEDURE
(ANNEX B)


                           ARTICLE 1

Article 5.8.C of the Agreement relative to the function of the Operating Committee, is modified to read as follows:

     "Review,  discuss and approve draft contracts in  respect
     of  Petroleum Operations which contemplate an expenditure
     for   the   Joint  Account  in  excess  of  one   million
     (1,000,000) U.S. Dollars."


                           ARTICLE 2

Article 15.5C of the Agreement relative to the function of the Operator is modified as follows:

     "Operator shall have no authority to use budgeted funds for a particular item which will cost in excess of one million (1,000,000) U.S. Dollars, without first having obtained from the Operating Committee approval of an authorization for expenditure covering that item."

                           ARTICLE 3

Articles 20.3 and 20.6 of the Agreement relative to the Goods-
Equipment-Fixed Assets and Services are modified as follows:

     "20.3      All  agreements for the purchase or rental  of
          any single item of Moveable Property or Immovable Property for use in Joint Operations chargeable to the Joint Account and whose anticipated costs exceed one (1) million (1,000,000) U.S. Dollars, shall be previously submitted to the Operating Committee for approval.

     20.6 All agreements to be entered into by the Operator and its contractors which contemplate an expenditure chargeable to the Joint Account greater than (1) million (1,000,000) U.S. Dollars, shall be previously submitted to the Operating Committee for approval."

                           ARTICLE 4

Article 5.5.4, subparagraph 2 - Damages and Losses of Annex  B
- Accounting Procedure is modified as follows:

"The Operator shall give Notice to the Parties as soon as possible of damages or losses exceeding ten thousand (10,000)
U.S. Dollars in each case."


                           ARTICLE 5

Article 5.5.12(a) Overhead of Annex B - Accounting Procedure is replaced as follows:

(a) Exploration Phase

Overhead incurred by the parent company of the Operator under the Agreement, shall be charged to the Joint Account in proportion to the sum of costs incurred annually for direct charges, and based on the following percentages:

-    Five  percent (5%) of charges less than or equal  to  one
     (1) million U.S. Dollars.

-    Three  percent (3%) of charges exceeding one (1)  million
     U.S.  Dollars and less than or equal to two  (2)  million
     U.S. Dollars.

-    One  percent  (1%) of charges exceeding two  (2)  million
     U.S. Dollars.

The overhead charges represent all charges directly associated with the whole general organization of the Operator covering the following functions:

-    Management
-    Administrative, Financing and Accounting Services
-    Budget, Personnel
-    General    and   continual   assistance   and   technical
     supervision by the parent company
-    Internal audit
- Tax and legal services, research and development, public relations
-    Etc.

SECTION II: SETTLEMENT OF DISPUTES

                           ARTICLE 6

Article 26 of the Agreement relative to the settlement of disputes is amended and completed as follows:

     "26.1      If  any dispute arising out of the performance
          and/or interpretation of this Agreement cannot be settled by the Parties themselves within sixty (60) Days of its inception, it shall be subject to a mandatory conciliation, according to the following terms and conditions:

          A. The Party wishing to have recourse to conciliation (hereinafter referred to as "Claimant") shall give notice to the other Party (hereinafter referred to as "Respondent") of its request, by registered letter with return receipt requested, which will state explicitly the subject matter of the request, the claims and justifications which support them, and which will explicitly state the last and first names, qualifications and address of its appointed conciliator.

          B. Within thirty (30) Days from the receipt of the request, the Respondent shall:
               (1) Appoint a conciliator, give notice to the other Party and the conciliator appointed by the Claimant, of the last and first names, qualifications and address of the conciliator thus appointed, and

               (2) Notify the Claimant of its observations upon the request for conciliation and the claims which are contained therein.

          C. The conciliators appointed by the Parties shall, within thirty (30) Days from the notification of the appointment of the second one, take steps to appoint a third conciliator who shall act as Chairman of the conciliation board (hereinafter referred to as "the Chairman").

          D. If, upon expiration of the thirty (30) Days stated in Article 26.1B hereinabove, the
               Respondent has not proceeded with the appointment and notice provided for in Article 26.1.B.1 hereinabove, the Claimant shall submit the matter to the Secretary General of the United Nations Commission on International Trade (UNCITRAL) so that he may appoint, or cause to be appointed, within forty-five (45) Days, the conciliator of the Respondent, who may not, on any account, decline.

          E. If, upon expiration of the thirty (30) Days stated in Article 26.1.C hereinabove, the two
               (2) conciliators have not reached an agreement on the appointment of the Chairman, the Parties shall have thirty (30) Days to agree, with the assistance of both conciliators, upon the appointment of the Chairman.

     If they fail to agree, the most diligent Party shall submit the matter to the Secretary General of the UNCITRAL so that he may appoint, or cause to be appointed, the Chairman, according to the following terms and conditions:

          1. in any case and regardless of the appointment procedure, the Chairman shall:

               (a)  have  no present or past interest in,  nor
                    be   dependant  upon  or  subordinate  to,
                    either of the Parties or their Affiliates,

               (b)  be   of  a  nationality  other  than   the
                    nationalities of the Parties,

               (c) be of a nationality of a country which has diplomatic relations with the countries of the Parties,

               (d) be internationally recognized as being competent in the petroleum industry,

               (e) have a good understanding of the language of this Agreement.

          2. The Chairman shall be appointed within forty-five (45) Days, from a list of two (2) candidates remaining on a common list prepared from the lists submitted by the two (2) Parties according to the following procedure:

               (a) Each Party shall submit to the other Party a list of five (5) names, stating their qualifications and addresses,

               (b) the Parties shall meet at the latest forty-eight (48) hours after the exchange of lists in order to prepare a single list of two (2) names, in order to establish this list, each Party will have the right to challenge all candidates proposed by the other Party, with the exception of one only.

               (c) the single list to be submitted to the Secretary General of the UNCITRAL shall be composed of two (2) remaining names, in alphabetical order and without stating the Party who proposed the names,

               (d) if one of the Parties does not comply with the obligations of the subparagraphs (a) and/or (b) hereinabove, the most diligent Party shall have the right to submit to the Secretary General of the UNCITRAL a list of three (3) persons meeting the criteria listed in Article 26.1.E.1, for the purposes of appointing the Chairman, and

               (e) the Chairman thus appointed cannot be challenged.

          F. If, in the course of the conciliation, one of the conciliators does not accept his appointment, is not able to participate, resigns or dies, the Party who appointed that conciliator shall be entitled to appoint his successor within fifteen (15) Days. Failing that, his successor shall be appointed according to the procedure specified in Article 26.1.D hereinabove.

          G. If, in the course of the conciliation, the Chairman does not accept his appointment, is not able to participate, resigns or dies, his successor shall be appointed according to the procedure specified in Article 26.1.C and 26.1.E hereinabove.

     26.2 The conciliation board sits in Algiers (Algeria), but may hold hearings in any other place which might appear to be more appropriate.

          The conciliation board shall decide upon the procedure to follow for the requirements of its proceedings. It especially sees to it that each Party be given full opportunity of pressing its claims, rights and justifications and that all memoranda or information be provided simultaneously to the other Party.

          The conciliation board is specially empowered to:

          A. Visit any location it deems necessary for the purpose of its proceedings.
          B. Require the Parties to produce all relevant documents, records and account books related to the performance of this Agreement.

          C.   Proceed   to   the  hearing  of  the   Parties,
               witnesses and any other Third Party involved.

          D. Take measures of preliminary investigation it deems appropriate and, especially appoint one or several experts, give them their assignments, and determine a time limit for the delivery of their report(s).

     26.3 The   Parties   agree,   during   the   conciliation
          proceedings to:

          A. Furnish to the conciliation board, upon its request and within the time limit it specifies, all memoranda and data necessary to its proceedings, and, in general, to participate in the conciliation proceedings,

          B.   Keep   confidential  the  proceeding  and   all
               documents produced in the framework of the conciliation.

          C. Pay in equal parts the expenses and fees of the members of the conciliation board as set and justified by the board and notified by the Chairman who will be able to make a call for funds.

          D. Not cause any interruption in the performance of obligations under this Agreement by reason of the conciliation being in progress.

     26.4 In order to carry out the assignment with which it has been entrusted, the conciliation board must take into account:

          A. Algerian laws and regulations in force at the date of signing this Agreement.

          B.   Provisions of this Agreement and its Annexes.

          C.   Practices,   customs   and   rules    of    the
               international petroleum industry.

     26.5 Within six (6) months from the appointment of its Chairman, and except when there is an agreement between the Parties or an extension by the conciliation board, made necessary by a measure of investigation, the conciliation board must complete its proceedings and address a recommendation to the Parties.

     26.6 The   recommendation  given  to  the  Parties  shall
          include the reasons explaining and justifying the recommendation.

          A. If both Parties accept the recommendation, they will implement the means which will enable them to comply with it.

               The dispute is then deemed settled.

          B.   If    one   of   the   Parties   rejects    the
               recommendation, that Party shall notify the Chairman so that the conciliation board may give official notice to the Parties that the attempt of conciliation has failed.

          C. The dispute may be submitted to arbitration if, at the expiration of sixty (60) Days from the recommendation, the recommendation has not been expressly accepted by the Parties.

     26.7 Regardless of its outcome, the recommendation is of a confidential nature and cannot be released, produced or published by one of the Parties without the specific consent of the other Party, or by a Third Party without the specific consent of all Parties to this Agreement.

     26.8 If the conciliation process fails to resolve the dispute, the dispute shall be submitted to an arbitration proceeding, pursuant to the regulations of CNUDCI (UNCITRAL).

          The  applicable  law  shall  be  the  Algerian  law,
          notably Law 86-14 of August 19, 1986, as amended and
          modified,    and    the    regulations    for    its
          implementation.

          Arbitration shall take place in Geneva, Switzerland.

          The language of arbitration shall be French.

SECTION III: TAX ON REMUNERATION

                           ARTICLE 7

Annex B - Accounting Procedure is completed by the following provisions:

"ARTICLE 7 - TAX ON REMUNERATION

7.1 In accordance with the provisions of Article 34 of law No. 86-14 of August 19, 1986, and Article 23 of law No. 91-12 of September 7, 1991, amended and completing
     Article 39 of law No. 86-14 of August 19, 1986, ANADARKO ALGERIA CORPORATION and each of its transferees ("ANADARKO ") are separately subject to the tax on remuneration.

7.2 ANADARKO shall calculate for each fiscal year the amount of the tax on its remuneration, at the standard rate in force for corporate income tax as set out in the Direct
     Tax and Similar Taxes Code.

7.3 The calculation of ANADARKO'S taxable remuneration is as follows:

     R = (Pa+Pb) Pv x Tch + Ii-(Ee + Aei + Aeii + C1)
                    1-Tn

     For any fiscal year for which the sum of expenses and amortization exceeds the value of ANADARKO'S production share, the excess shall be carried forward as a deduction from the taxable remuneration for the following fiscal years, in accordance with the legislation in force.

     To apply the above-mentioned formula:

     R =  ANADARKO'S remuneration;
     Pa =       ANADARKO'S  production  share  as  defined  in
          Article 4.3.A of the Agreement;
     Pb = ANADARKO'S  production share as defined in  Articles
          4.3.B and 18.3 of the Agreement;
     Pv = Base price as defined in Article 44.1 of law No. 86-
          14;
     Tch =      Exchange rate in Algerian dinars as defined in
          by Article 44.2 of law No. 86-14;
     Ii = Additional tax on the remuneration, if any, paid  by
          SONATRACH on behalf of ANADARKO, in accordance  with
          Article 7.12 hereafter;
     Ee = Share   of   the  exploitation  expenses  borne   by
          Anadarko, being 49% of the total amount of the operating costs, transportation costs, overhead costs, etc.
     Aei =      Amortization of 100% of the Exploration Costs,
          determined by taking into consideration the maximum legal amortization rates specified in Article 54 of law No. 86-14, dated August 19, 1986;
     C1 = Excess  of expenses and amortization over the  value
          of production in previous fiscal years;
     Tn = The  Rate in force for the tax on remuneration (i.e.
          the corporate income tax rate as set out in the Direct Tax and Similar Taxes Code).

7.4 ANADARKO shall submit to the taxation authorities tax returns accompanied by all required documents, no later than the deadline set for the filing of the annual return.

7.5 ANADARKO shall submit to SONATRACH a copy of the tax returns as well as all the documents necessary for the payment of the tax, at least fifteen (15) Days prior to the deadline set for the filing of the annual return.

7.6 SONATRACH shall pay, in ANADARKO's name and on behalf of ANADARKO, the amount stated on the tax returns submitted to the taxation authorities by ANADARKO, after deducting the amount of provisional instalments already paid for the said fiscal year, no later than the deadline set for the filing of the annual return.

7.7 For any fiscal year, the tax on remuneration is due and payable in twelve (12) provisional monthly instalments. These instalments shall be paid by SONATRACH and deducted from the tax on remuneration due for the said fiscal year.

7.8  Consequently,  ANADARKO shall notify SONATRACH  ten  (10)
     Days before the 25th of the month following the month for which the instalment payment is due, of the amount of the instalment which must be paid for the said month.

7.9 SONATRACH shall submit to ANADARKO, within thirty (30) Days following the date of payment, the original receipts issued by the taxation authorities in the name of
     ANADARKO,  attesting  to  the  payment  of  the  tax   on
     remuneration.

7.10 ANADARKO shall be responsible for any delay in filing or failure to produce the tax returns. ANADARKO shall also be responsible for any delay in payment or failure to make payment of the tax on remuneration by SONATRACH on its behalf.

7.11 It is understood that any penalty established by the taxation authorities, as a result of any delay in filing, non-production of the tax returns, mistakes or omissions in tax returns, will be charged to ANADARKO and paid by ANADARKO.

     In the event that, as a result of SONATRACH's late payment or failure to make payment, for reasons attributable to SONATRACH, of all or part of the tax on remuneration, penalties would be imposed on ANADARKO by the taxation authorities, SONATRACH shall pay any such penalties. However, if such penalties are paid by ANADARKO, SONATRACH will reimburse ANADARKO within thirty (30) Days following receipt of a demand for payment issued by ANADARKO.

7.12 In the event that the taxation authorities would reject the amount of tax on remuneration submitted by ANADARKO, SONATRACH shall pay immediately, on behalf of ANADARKO, the total amount of required tax included the requested additional tax, as well as any penalty or fine relating thereto.

     The required additional tax on remuneration paid by SONATRACH shall be considered as the amount Ii for the calculation of the remuneration as provided for by
     Article 7.3 hereinabove, only if the additional tax on remuneration is due on ANADARKO's remuneration.

     It is understood that any penalty or fine related thereto paid by SONATRACH shall be charged to ANADARKO, and reimbursed by ANADARKO to SONATRACH.

     SONATRACH shall also have the right to request from ANADARKO reimbursement of penalties paid to Algerian tax authorities and ANADARKO shall reimburse these amounts within thirty (30) days of the receipt of the request by SONATRACH.

7.13 SONATRACH shall submit to ANADARKO the original of the receipts issued by the taxation authorities for these additional amounts of tax on remuneration, within fifteen
     (15) Days from the date of payment.

     Within the same period of time, SONATRACH shall submit to ANADARKO the documents issued by the taxation authorities for all reimbursements or tax exemptions granted in its name.

7.14 SONATRACH's payment of the tax on remuneration, on behalf of ANADARKO, within the framework of the legal provisions in effect, including, if any, the payment of possible penalties mentioned in Article 7.11 hereinabove, due to the delay or failure to pay this tax for reasons strictly attributable to SONATRACH, shall not be deducted from the share of Liquid Hydrocarbons going to ANADARKO under the Agreement.

     In the event that, or if in breach of its obligations, SONATRACH does not pay, within the time limit allowed, for reasons attributable to SONATRACH, all sums due as tax on remuneration and penalties, if any, as mentioned in paragraph 2 of Article 7.11 and ANADARKO pays these sums pursuant to the taxation authorities' demand, ANADARKO shall have the right to demand from SONATRACH the reimbursement of all sums paid to the Algerian taxation authorities in the currency of origin, and SONATRACH shall reimburse ANADARKO within 30 Days after receipt of the request of ANADARKO.

7.15 The Party who suffers a loss because of the failure of the other Party to reimburse any sums due within the time periods specified in this Article will be entitled to go before the Operating Committee, in accordance with
     Article 5 of the Agreement."

SECTION IV: LASMO AND MARSK OIL STATUS AS SONATRACH'S PARTNERS

                           ARTICLE 8

Upon the effective date of this Amendment LASMO is given the status of Party to the Agreement dated October 23, 1989 and partner of SONATRACH, with a participation interest of twenty-five per cent (25%) of ANADARKO's rights, interests and obligations under this Agreement.

LASMO  shall,  in proportion with its participation  interest, succeed  to  ANADARKO in all ANADARKO's rights and obligations
under  the  Agreement of October 23, 1989.   LASMO  agrees  to
respect all provisions of that Agreement.

                           ARTICLE 9

Upon the effective date of this Amendment MAERSK Oil is given the status of Party to the Agreement dated October 23, 1989 and partner of SONATRACH, with a participation interest of twenty-five per cent (25%) of ANADARKO's rights, interests and obligations under this Agreement.

MAERSK   Oil   shall,  in  proportion  with  its  participation
interest,  succeed  to ANADARKO in all ANADARKO's  rights  and
obligations  under the Agreement of October 23,  1989.   MAERSK
Oil agrees to respect all provisions of that Agreement.

                          ARTICLE 10

ANADARKO, LASMO and MAERSK Oil shall be jointly and severally responsible to SONATRACH for all obligations arising from the Agreement dated October 23, 1989.

SECTION V: GENERAL PROVISIONS

                          ARTICLE 11

All  the  provisions of the Agreement dated October  23,  1989 which have not been expressly modified for this Amendment remain applicable.

                          ARTICLE 12

This Amendment shall become effective upon being approved by the Competent Authority, according to the procedures required pursuant to the legislation and regulation in effect.
Made in Algiers on ________________ in eight (8) originals.


For Sonatrach                   For Anadarko
Le Directeur General            Chairman   of  the  Board   of
                                Directors  and Chief Executive
                                Officer

______________________________
Nazim Cherif-Eddine Zouioueche- ______________________________
                                ___
                                Robert J. Allison Jr.


For Lasmo                       For Maersk Oil
Director                        President



______________________________  ______________________________
Ian D. Brown                    ___
                                Kjeld Fjeldgaard